Exhibit 4.2

English translation of the purchase contract form

“[***]” INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Bracketed texts, as in “[Text]”, designate variable terms.

Except as described above, below this line is the English translation of the original text of the contract form.

PURCHASE CONTRACT

Contract No. [WK ]

Date: [ ]

Contracting Parties:

The Supplier: Shanghai WeiKe Biochemical Reagent Company

Address:        [Room 3205, No.172 Yu Yuan Road, Jing’an District, Shanghai ]

The Purchaser: Shenyang Sunshine Pharmaceutical Co., Ltd.

Address:        Jia 3, No. 10 Road, Economic and Technological Development Zone, Shenyang

I.	The Purchaser and the Supply hereby agree after consultation with the purchase and sale of the following items, and enter into the following terms for common observance.

No.	Item Name	Specification		Lot No.	Origin of Production	Quantity (bottle)		Unit Price (RMB)		Amount (RMB)
[A15-649]	Fetal Calf Serum, or FCS-Gold	[500ml	]	[A64904-0050]	[Austria PAA]	[1,000	]	[	***]	[	***]

TOTAL RMB (in words):

[***]

II.	Supply Period:

Commencing from the day on which this Contract takes effect and ending on condition that the goods in stipulated quantity in Paragraph I are fully delivered. After formal execution of this Contract, the Supplier shall, as required by the Purchaser, arrange for shipment in batches (each shipment not less than [20] bottles). Prior to each shipment the Purchaser shall place an order, to be confirmed by the Supplier within 2 business days after receipt of the order by written acknowledgement and ensealment through fax. The delivery date shall be such as instructed in the order.

English translation of the purchase contract form

“[***]” INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Bracketed texts, as in “[Text]”, designate variable terms.

Except as described above, below this line is the English translation of the original text of the contract form.

III.	Quality Requirement and Lot Number:

The Supplier shall assure that supplied FCS Gold is of the same lot with such number as indicated in Paragraph 1. A Quality Control Report with official seal stamped thereupon shall be delivered with each shipment.

IV.	Packaging

4.1 Supplier shall assure that the products are in the original factory packaging, with no contamination in the exterior.

4.2 Packaging for shipping: Supplier shall assure that the products in transit be placed in foam-wrapping box, with dry ice placed inside.

V.	Location and Method of Delivery:

5.1 Place of delivery: The Supplier shall have the goods delivered to such place at the Purchaser’s address as appointed by the Purchaser.

5.2 Methods: by [truck (and air)]. Supplier shall bear all expenses.

VI.	Standard and Method of Acceptance Inspection

On inspecting and accepting the goods delivered by the Supplier, the Purchaser shall have the right to refuse acceptance of the goods and have them returned if the packaging of the goods is found damaged. For goods passing the acceptance inspection, any quality problems found thereafter should be raised in written form within [two] months with a detailed inspection report or other proofs. Otherwise, the goods concerned would not be accepted for return and handled, nor compensated by the Supplier. The Purchaser should have the goods stored and placed and used properly according to the product storage requirements and operation standards provided by the Supplier. The Purchaser shall be liable for any quality problems caused by improper storage or operation.

VII.	Method and Deadline of Settlement:

7.1 Supplier shall provide to Purchaser the sales statement with value added tax information (“Statement”).

7.2 Supplier shall assure that the month of issuance of the Statement accord with the month of receipt by Purchaser.

7.3 The Purchaser should settle fully the price of goods within [30] working days after the day on which the ordered goods and the Statement are accepted by Purchaser.

7.4 Payment Method: To be settled by inter-institutional transfer.

VIII.	Force Majeure:

English translation of the purchase contract form

“[***]” INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Bracketed texts, as in “[Text]”, designate variable terms.

Except as described above, below this line is the English translation of the original text of the contract form.

Any delay in shipment or non-delivery of the goods as a result of Force Majeure shall be communicated by Supplier to Purchaser promptly of the occurrence of the accident, accompanied by proof issued by authorities. In case the accident lasts for more than [ten] weeks, the Purchaser shall be entitled to voidance of this Contract.

IV	Confidentiality:

Both parties shall, during and after the term of this Contract, maintain confidence of all data and information provided and exchanged to each other, as well as the content of this contract. No party hereto may disclose or make public without authorization to a third party. Otherwise, the non-default party shall have the right to claim against the default party in respect of all the liabilities therefrom.

X.	Other Matters:

Any special circumstance occurring to any party that requires amendment or termination of this Contract shall be notified in [3-month] advance written notice truthfully. Such amendment or termination will take effect after signatures by both parties.

XI.	Liability of Default:

In case one party fails to perform any obligation stipulated in this Contract, the other party may claim against the default party for compensation. The details are set out as follows:

11.1	Supplier shall provide warranty for the product. If after test or in sample use any quality problem occurs, Purchaser shall be entitled to return, exchange, or exchange for goods under another lot number. Supplier shall process such request within [10] business days after receipt of notice from Purchaser, and bear all expenses and Purchaser’s losses associated therewith. Upon failure of any remedial attempt, Purchaser shall be entitled to cancellation of the order in question, and, further, to cancellation of this Contract at its sole discretion.

11.2	Supplier must deliver timely in accordance with the order. At any failure in timely delivery, Supplier shall pay to Purchaser: (1) a penalty amount equal to [***], (2) additional penalty of [***], and (3) all the losses of Purchaser therefrom. Further, Purchaser shall be entitled to cancellation of the order in question, and, further, to cancellation of this Contract at its sole discretion.

11.3	In case the Purchaser fails to make timely payment as scheduled in this Contract, the Supplier may charge the Purchaser at [***] as fine for delaying payment of the overdue price of the goods.

XII.	Resolution of Dispute

Through the course of performance of this Contract, any dispute between the parties shall be resolved amicably. Upon failure of such attempt, any party may commence a lawsuit with the court with jurisdictional power at Purchaser’s address.

English translation of the purchase contract form

“[***]” INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Bracketed texts, as in “[Text]”, designate variable terms.

Except as described above, below this line is the English translation of the original text of the contract form.

XIII.	Effectiveness

This Contract shall take effect after it is signed and sealed by both parties, with two countercopies with equal legal force, each being held by a party.

The Supplier		The Purchaser

Company Name (company seal):		Company Name (company seal):
/affixed with company sealed/
Legal Representative:		Legal Representative:
Appointed Agent:	/s/	Appointed Agent:	/s/
Tel:		Tel:
Correspondent Bank: CCB, Jing’an		Correspondent Bank:
Sub-branch		Account Number:
Account Number:		Postal Code: 110027
Postal Code:		Address: Jia 3, No. 10 Road, Economic
Address:		and Technological Development Zone, Shenyang